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Exhibit 10.1

VOTING AGREEMENT

        This VOTING AGREEMENT, dated as of August 7, 2019 (this "Voting Agreement"), among Glaukos Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder of Avedro, Inc., a Delaware corporation (the "Company"), listed on the signature page hereto (the "Stockholder").

W I T N E S S E T H :

        WHEREAS, Parent, Atlantic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") (capitalized and other terms used but not defined herein shall have the meanings set forth in the Merger Agreement, if defined in the Merger Agreement), providing for the merger of Merger Subsidiary with and into the Company, with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent;

        WHEREAS, the Stockholder owns the number of Shares set forth on Schedule A hereto (together with any New Shares (as defined below), the "Subject Shares");

        WHEREAS, certain stockholders (including the Stockholder), which consist of each of the directors, the chief executive officer, and the chief financial officer of the Company and certain other stockholders of the Company (the "Supporting Stockholders") are entering into voting agreements with the Parent in substantially the same form as this Voting Agreement (the "Other Voting Agreements");

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Supporting Stockholders are willing to make certain representations, warranties, covenants, and agreements as set forth in this Voting Agreement with respect to the Subject Shares; and

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Supporting Stockholders, and Supporting Stockholders have agreed to, execute and deliver this Voting Agreement and the Other Voting Agreements.

        NOW, THEREFORE, the parties hereto agree as follows:

        Section 1.    Representations and Warranties of the Stockholder.     The Stockholder hereby represents and warrants to Parent as follows:

        (a)    Authority.     The Stockholder has all requisite power and authority to execute and deliver this Voting Agreement, to perform the Stockholder's obligations hereunder (including, without limitation, Section 3(c)) and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Voting Agreement, the performance by the Stockholder of the Stockholder's obligations hereunder (including, without limitation, Section 3(c)) and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder, and no other actions on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Voting Agreement, the performance by the Stockholder of the Stockholder's obligations hereunder (including, without limitation, Section 3(c)) and the consummation of the transactions contemplated hereby.

        (b)    Execution; Delivery; Enforceability.     The Stockholder has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether applied in a court of law or a court of equity. No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Voting Agreement, the performance by the Stockholder of the Stockholder's obligations hereunder (including, without limitation, Section 3(c)) or the consummation of the transactions contemplated hereby, other than (1) such reports, schedules or statements under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby and (2) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on the Stockholder's ability to perform its obligations hereunder.

        (c)    No Conflict.     The execution and delivery of this Voting Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay the Stockholder from performing his, her or its obligations under this Voting Agreement.

        (d)    The Subject Shares.     As of the date hereof, the Stockholder is the beneficial owner of the Subject Shares listed on Schedule A across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Voting Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations). The Subject Shares constitute the Stockholder's entire interest in the outstanding shares of capital stock of the Company. As of the date hereof, the Stockholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock of the Company except as set forth on Schedule A opposite the Stockholder's name. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Voting Agreement). None of the Subject Shares owned by the Stockholder are subject to any voting trust or other voting agreement with respect to the Subject Shares, except as contemplated by this Voting Agreement.

        (e)    Absence of Litigation.     There is no Proceeding pending against or, to the knowledge of the Stockholder, threatened against the Stockholder or the Subject Shares that could reasonably be expected to impair or affect the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        (f)    Reliance.     The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Voting Agreement.

        Section 2.    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Stockholder as follows:

        (a)    Authority; Enforceability.     Parent has all requisite corporate power and authority to execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Voting Agreement, the performance by Parent of its obligations hereunder and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions on the part of Parent are necessary to authorize the execution and delivery by Parent of this Voting Agreement, the performance by Parent of Parent's obligations hereunder and the consummation of the transactions contemplated hereby.

        (b)    Execution; Delivery.     Parent has duly executed and delivered this Voting Agreement, and this Voting Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. No consent of, or registration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Voting Agreement or the consummation of the transactions contemplated hereby, other than (1) reports, schedules or statements by Parent under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Voting Agreement and the transactions contemplated hereby and (2) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent's ability to perform its obligations hereunder.

        (c)    No Conflict.     The execution and delivery of this Voting Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay Parent from performing its obligations under this Voting Agreement.

        Section 3.    Covenants of the Stockholder.

        (a)    Support.     The Stockholder covenants and agrees, (for so long as any such below action takes place prior to the Expiration Date (as defined in Section 4 below), as follows:

          (i)    Agreement to Vote.    At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Company Stockholder Approval, approval of the Merger, adoption of the Merger Agreement, or approval of any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Company Stockholder Approval), the Stockholder (A) shall, if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum and (B) shall vote (or cause to be voted) the Subject Shares:

            (1)   in favor of (x) granting the Company Stockholder Approval, including approving the Merger and adopting the Merger Agreement, and (y) approving any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that could reasonably be expected to facilitate the consummation of the Merger; and

            (2)   against (w) any Company Takeover Proposal (other than the Merger Agreement and the Merger), (x) any other matter that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (y) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Voting Agreement.

  For the avoidance of doubt, any obligation pursuant to the foregoing clause (2) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (1) above.

  Any attempt by the Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Subject Shares in contravention of this Section 3(a) shall be null and void ab initio. If the Stockholder is the beneficial owner, but not the holder of record, of any

  Subject Shares, the Stockholder agrees to use reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Subject Shares in accordance with this Section 3(a).

          (ii)    Consents and Waivers.    The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

          (iii)    Company Change in Recommendation.    Notwithstanding anything to the contrary in this Voting Agreement, if at any time following the date hereof and until the Expiration Date there occurs a Company Change of Recommendation pursuant to Section 4.04(f) of the Merger Agreement (a "Change of Recommendation Event"), then the obligations of the Stockholder under Section 3(a)(i) and Section 3(c), including the obligations of such Stockholder to grant to, and appoint, Parent or its designee as the Stockholder's proxy and attorney-in-fact in accordance with Section 3(c), shall be limited to the number of shares of Company Common Stock held by such Stockholder, rounded down to the nearest whole share, equal to the product of (a) such Stockholder's Pro Rata Share multiplied by (b) the Covered Company Common Stock (as defined below) (such amount, the "Covered Shares"); provided that all other obligations and restrictions contained in this Voting Agreement, including those set forth in this Section 3(a)(iii) shall continue to apply to all of the Subject Shares; provided, further, that if a Change of Recommendation Event occurs, notwithstanding any other obligations hereunder, the Stockholder shall be expressly permitted to vote its Subject Shares and to grant or appoint any Person as its proxy and attorney-in fact with respect to its Subject Shares that are not Covered Shares in its sole discretion with respect to the matters set forth in Section 3(a)(i). For purposes of this Voting Agreement, (i) the "Covered Company Common Stock" shall mean the total number of shares of Company Common Stock outstanding as of the record date of the applicable stockholder meeting multiplied by 0.30 and (ii) the Stockholder's "Pro Rata Share" shall mean the quotient of (A) the number of Subject Shares held by the Stockholder, divided by (B) the sum of (1) the number of Subject Shares held by the Stockholder, plus (2) the number of Subject Shares (as such term is defined in each of the Other Voting Agreements) held by all of the other Supporting Stockholders, in the aggregate.

        (b)    No Transfer or Encumbrance of Subject Shares.

            (i)  Other than a Permitted Transfer (as defined below), no Stockholder shall, with respect to any Subject Shares owned, beneficially or of record, by the Stockholder, (1) Transfer (as defined below) any such Subject Shares, (2) permit to exist any Liens (other than those created by this Voting Agreement) on any of such Subject Shares, (3) deposit any such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto, or (4) take or permit any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations hereunder.

           (ii)  Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by law, be null and void ab initio. If any involuntary Transfer of Subject Shares of the Stockholder shall occur (including, but not limited to, a sale by the Stockholder's trustee in any bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Voting Agreement, which shall continue in full force and effect until valid termination of this Voting Agreement.

          (iii)  For purposes of this Voting Agreement, "Transfer" means (1) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, gift, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, gift, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any person or any interest in any person, or (2) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

          (iv)  For purposes of this Voting Agreement, "Permitted Transfer" means, with respect to the Stockholder, such Transfer is (1) in accordance with applicable Law and (2) (A) using already-owned Subject Shares (or effecting a "net exercise" of a Company Stock Option or a "net settlement" of a Company RSU) either to pay the exercise price upon the exercise of a Company Stock Option or to satisfy the Stockholder's tax withholding obligation upon the exercise of a Company Stock Option or settlement of a Company RSU, in each case as permitted pursuant to the terms of any of the Company Stock Plans or (B) transferring Subject Shares to affiliates, immediate family members, a trust established for the benefit of the Stockholder and/or for the benefit of one or more members of the Stockholder's immediate family or charitable organizations, including a donor-advised fund, or upon the death of the Stockholder (provided that, as a condition to such Transfer, the recipient executes a joinder to this Voting Agreement, in form and substance reasonably acceptable to Parent); provided, that no such Transfer shall relieve the transferring Stockholder from its obligations under this Voting Agreement, other than with respect to the Subject Shares actually transferred in accordance with the foregoing provision. The term "affiliate", as used herein, with respect to a person shall include without limitation any general or limited partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners (or member thereof) or managing members (or member thereof) of, or shares the same management company (or member thereof) with, such person or any general or limited partner, managing member, officer or director of any such fund.

           (v)  At all times commencing with the execution and delivery of this Voting Agreement and continuing until the Expiration Date, in furtherance of this Voting Agreement, the Stockholder hereby authorizes each of Parent, the Company and their respective counsels to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Voting Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof, including Permitted Transfers. The parties agree that such stop transfer order shall be removed and shall be of no further force and effect upon the Expiration Date.

        (c)    IRREVOCABLE PROXY.     By execution of this Voting Agreement, (i) the Stockholder hereby grants to Parent (and any designee of Parent) a proxy (and appoints Parent or any such designee of Parent as its attorney-in-fact) to vote, and to exercise all voting and consent rights of the Stockholder with respect to, the Subject Shares owned beneficially or of record by the Stockholder (including, without limitation, the power to execute and deliver written consents) in accordance with Section 3(a)(i) at any annual, special, adjourned or postponed meeting of stockholders of the Company at which any of the transactions, actions or proposals contemplated by Section 3(a)(i) are or will be considered and in every written consent in lieu of such meeting and (ii) such proxy and appointment shall (A) be irrevocable in accordance with the provisions of Section 212(e) of the DGCL, (B) be coupled with an interest, and (C) survive the dissolution, bankruptcy or other incapacity of such Stockholder as well as the death, bankruptcy or other incapacity of such Stockholder; provided, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 3(a)(i), and the Stockholder shall retain the authority to vote on all other matters. The Stockholder hereby represents that any proxies heretofore given in respect of such Stockholder's Subject Shares, if any, are revocable, and hereby revokes all such proxies, and that such Stockholder agrees not to grant any subsequent proxies with respect to such Subject Shares, except to comply with its, his or her obligations under Section 3(a). The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Voting Agreement. The Stockholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Voting Agreement.

        (d)    Capacity.     Notwithstanding anything to the contrary in this Voting Agreement (including the restrictions set forth in Section 3(e)), (i) the Stockholder is entering into this Voting Agreement, and agreeing to become bound hereby, solely in his, her or its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Voting Agreement will be construed to prohibit, limit or restrict any Stockholder who is also a director of the Company or any director nominated by the Stockholder from exercising such director's fiduciary duties in his or her capacity as a director of the Company. The Stockholder shall (i) not be liable or responsible hereunder for any action taken or vote made by a director of the Company in such person's capacity as a director and (ii) not be required to remove its nominee (if any) from the board of directors of the Company or direct such nominee to vote or refrain from voting on any matter before the board of directors of the Company in any manner.

        (e)    Non-Solicitation.     The Stockholder agrees that it will not take any action that the Company is prohibited from taking pursuant to Section 4.04 (Non-Solicitation) of the Merger Agreement.

        (f)    Additional Acquisitions; Adjustments.     The Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock of the Company or other equity of the Company that the Stockholder purchases or otherwise acquires or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Voting Agreement (the "New Shares") and prior to the Expiration Date, shall be subject to the terms and conditions of this Voting Agreement to the same extent as if the New Shares had been Subject Shares as of the date of this Voting Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Voting Agreement shall apply to the resulting shares.

        (g)    Waiver of Certain Actions.     The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Transaction Litigation.

        Section 4.    Termination.     This Voting Agreement shall terminate upon, and as used in this Voting Agreement, the term "Expiration Date" shall mean, the earliest to occur of (a) the Effective Time, (b) the date the Company Board makes a Company Change of Recommendation pursuant to Section 4.04(e) of the Merger Agreement, (c) the termination of the Merger Agreement in accordance with its terms, and (d) upon mutual written agreement of the parties to terminate this Voting Agreement. Nothing in this Section 4 shall relieve or otherwise limit the liability of any Stockholder for any breach of this Voting Agreement prior to such termination.

        Section 5.    Further Assurances.     Subject to the terms and conditions of this Voting Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill the Stockholder's obligations under this Voting Agreement.

        Section 6.    General Provisions.

        (a)    Amendments.     No provision of this Voting Agreement may be amended unless such amendment is in writing and signed by (i) Parent and (ii) the Stockholder. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

        (b)    Notices.     All notices, requests, claims, consents, demands and other communications under this Voting Agreement shall be in writing and shall be delivered either in person, by overnight courier, by registered or certified mail, or electronic mail, and shall be deemed to have been duly given (i) upon receipt, if delivered personally or by overnight courier, with overnight delivery and with acknowledgement of receipt requested, (ii) three (3) Business Days after mailing, if mailed by registered or certified mail (postage prepaid, return receipt requested) or (iii) on the Business Day the transmission is made if transmitted by electronic mail prior to 5:00 p.m. Pacific Time on a Business Day or on the succeeding Business Day if the transmission is made by electronic mail after such time on a Business Day or on a non-Business Day (provided, in each case, that the party sending such notice does not receive notification within 12 hours that such transmission was unsuccessful), to the Company and Parent at the address set forth in Section 8.02 of the Merger Agreement and to the Stockholder at his, her or its address set forth in Schedule A hereto (or at such other address for a party as shall be specified by like notice).

        (c)    Interpretation.     When a reference is made in this Voting Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Voting Agreement unless otherwise indicated. The headings contained in this Voting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Agreement. Whenever the words "include," "includes" or "including" are used in this Voting Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Voting Agreement shall refer to this Voting Agreement as a whole and not to any particular provision of this Voting Agreement. The definitions contained in this Voting Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its successors and permitted assigns.

        (d)    Severability.     If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (e)    Specific Performance.     The parties agree that irreparable damage may occur and that Parent may not have any adequate remedy at law in the event that any of the provisions of this Voting Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that in the event of any breach or threatened breach by any Stockholder of any covenant or obligation contained in this Voting Agreement, Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement, without the necessity of posting bonds or similar undertakings in connection therewith, this being in addition to any other remedy which may be available to Parent at law or in equity, including monetary damages. The Stockholder hereby waives and agrees not to assert any objections to any remedy referred to in this Section 6(e) (including any objection on the basis that there is an adequate remedy at law or that an award of such remedy is not an appropriate remedy for any reason at law or equity).

        (f)    Other Remedies.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        (g)    Counterparts.     This Voting Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        (h)    Entire Agreement; No Third-Party Beneficiaries.     This Voting Agreement (including the documents and instruments referred to herein, including the Merger Agreement) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Voting Agreement. Nothing in this Voting Agreement is intended to confer, and does not confer, any rights or remedies under or by reason of this Voting Agreement (or any breach hereof) on any person other than the parties hereto and their respective successors and permitted assigns.

        (i)    Governing Law.     This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

        (j)    Waiver of Jury Trial.     EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS VOTING AGREEMENT OR THE DOCUMENTS RELATED HERETO IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY REPRESENTATIVE OF PARENT OR ANY STOCKHOLDER UNDER THIS VOTING AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(j).

        (k)    Assignment.     Neither this Voting Agreement nor any of the rights, interests or obligations under this Voting Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of Parent. Any attempted or purported assignment in violation of this Section 6(k) shall be null and void and of no effect whatsoever. Subject to the provisions of this Section 6(k), this Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

        (l)    No Agreement Until Executed.     Irrespective of negotiations among the parties or the exchanging of drafts of this Voting Agreement, this Voting Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Voting Agreement is executed by all parties hereto.

        (m)    Consent to Jurisdiction.     Each of the parties hereto (i) irrevocably submits himself, herself or itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have jurisdiction, the United States District Court of the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any Proceeding arising out of or relating to this Voting Agreement or any of the transactions contemplated herein, (ii) agrees that every such Proceeding shall be brought, heard and determined exclusively in such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iv) agrees not to bring any Proceeding arising out of or relating to this Voting Agreement or any of the transactions contemplated herein in any other court, and (v) waives any defense of inconvenient forum to the maintenance of any Proceeding so brought. Each of the parties hereto agrees that service of any process, summons, notice or document in the manner set forth in Section 6(b) shall be effective service of process for any Proceeding brought against it.

[Signature Page Follows]

        IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

GLAUKOS CORPORATION
By
Name:
Title:

        IN WITNESS WHEREOF, each party has duly executed this Voting Agreement, all as of the date first written above.

STOCKHOLDER:
If an entity:
Name:
By:
Name:
Title:
If an individual:
Name:

 SCHEDULE A

Stockholder	Subject Shares
[Stockholder]	[ ]

Notice

[Stockholder]
c/o [                ]
[Address]
[Address]
[Address]
Attention:    [                ]
Email:    [                ]

with a copy (which shall not constitute notice to the Stockholder) to:

c/o [                ]
[Address]
[Address]
[Address]
Attention: [                ]
Email: [                ]

QuickLinks

  Exhibit 10.1
VOTING AGREEMENT
W I T N E S S E T H
  Section 1. Representations and Warranties of the Stockholder.
  (a) Authority.
  (b) Execution; Delivery; Enforceability.
  (c) No Conflict.
  (d) The Subject Shares.
  (e) Absence of Litigation.
  (f) Reliance.
  Section 2. Representations and Warranties of Parent.
  (a) Authority; Enforceability.
  (b) Execution; Delivery.
  (c) No Conflict.
  Section 3. Covenants of the Stockholder.
  (a) Support.
  (b) No Transfer or Encumbrance of Subject Shares.
  (c) IRREVOCABLE PROXY.
  (d) Capacity.
  (e) Non-Solicitation.
  (f) Additional Acquisitions; Adjustments.
  (g) Waiver of Certain Actions.
  Section 4. Termination.
  Section 5. Further Assurances.
  Section 6. General Provisions.
  (a) Amendments.
  (b) Notices.
  (c) Interpretation.
  (d) Severability.
  (e) Specific Performance.
  (f) Other Remedies.
  (g) Counterparts.
  (h) Entire Agreement; No Third-Party Beneficiaries.
  (i) Governing Law.
  (j) Waiver of Jury Trial.
  (k) Assignment.
  (l) No Agreement Until Executed.
  (m) Consent to Jurisdiction.
SCHEDULE A